   As filed with the Securities and Exchange Commission on November 3, 1999

                                   Registration Statement No. 333-______________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                                PLUG POWER INC.
             (Exact name of Registrant as Specified in Its Charter)

           Delaware                                       22-3672377
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                              968 Albany-Shaker Road
                                 Latham, NY 12110
                                  (518) 782-7700
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Plug Power Inc.
                         Employee Stock Purchase Plan
                            (Full Title of the Plan)
                         ----------------------------

                                 Gary Mittleman
                     President and Chief Executive Officer
                                Plug Power Inc.
                             968 Albany-Shaker Road
                               Latham, NY 12110
                                 (518) 782-7700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                With a copy to:

                          Robert P. Whalen, Jr., P.C.
                          Goodwin, Procter & Hoar  LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                           -------------------------

                                                  CALCULATION OF REGISTRATION FEE

===============================================================================================================================
Title of Securities Being       Amounts to be       Proposed Maximum               Proposed Maximum           Amount of
        Registered              Registered (1)  Offering Price Per Share (2)    Aggregate Offering Price    Registration Fee
Common Stock, par value $.01      1,000,000             $15.88                        $15,880,000              $4,415.00
         per share

Plan Interests (3)                 N/A (3)              N/A (3)                         N/A (3)                  N/A (3)
===============================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of Plug Power Inc. Common Stock as may be required pursuant to the Employee Stock Purchase Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $0.1 per share, as reported on The Nasdaq National Market on November 1, 1999.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*
          ----------------


Item 2.   Registrant Information and Employee Plan Annual Information.*
          -----------------------------------------------------------


     * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

     Plug Power Inc. (the "Registrant") hereby incorporates by reference:

     the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A (Registration Statement No. 333-86089), dated October 1, 1999, as filed with the Securities and Exchange Commission on October 1, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

     In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.
          -------------------------

     Not Applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     In accordance with Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), Article VII of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Certificate further provides that any repeal of Article VII by the stockholders or an amendment to the DGCL shall not adversely effect any right or protection with respect to acts or omissions occurring prior to such repeal.

     Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its directors, officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, courts costs, travel expenses and additional expenses), judgments, penalties, fines and amounts paid in settlement reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Registrant, or is acting in any capacity with other entities at the request of the Registrant, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with each of its directors reflecting the foregoing provisions of its By-laws and requiring the advancement of expenses in proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

     The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not Applicable.


Item 8.   Exhibits.
          --------

     The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibits
--------

  *  4.1  Plug Power Inc. Amended and Restated Certificate of
          Incorporation
  *  4.2  Plug Power Inc. Amended and Restated By-laws.
  *  4.3  Plug Power Inc. Employee Stock Purchase Plan
     5.1 Opinion of Goodwin, Procter & Hoar llp as to the legality of the securities being registered
     23.1 Consent of Goodwin, Procter & Hoar llp (included in Exhibit 5.1)
     23.2 Consent of PricewaterhouseCoopers llp
     24.1 Powers of Attorney (included on signature pages to this Registration Statement)

  * Incorporated by reference to the relevant exhibit to the Plug Power Inc. Registration Statement on Form S-1 (SEC File No. 333-86089), as amended, as filed with the Securities and Exchange Commission.

Item 9.   Undertakings.
          ------------

(a)       The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; and

          (ii) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, Plug Power Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Latham, New York on this 3rd day of November, 1999.

                                          Plug Power Inc.


                                          By: /s/ Gary Mittleman
                                             --------------------------------
                                             Gary Mittleman
                                             President and Chief Executive
                                              Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Gary Mittleman and Ana-Maria Galeano such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                Title                                       Date
         ---------                                -----                                       ----
/s/ Gary Mittleman
------------------------------      President, Chief Executive                        November 3, 1999
Gary Mittleman                      Officer (Principal Executive Officer)
                                    and Director

/s/ William H. Largent              Treasurer and Chief Financial Officer             November 3, 1999
------------------------------      (Principal Financial Officer and
William H. Largent                  Principal Accounting Officer)

/s/ Michael Cudahy                  Director                                          November 3, 1999
-----------------------------
Michael Cudahy

/s/ Anthony F. Earley, Jr.          Director                                          November 3, 1999
------------------------------
Anthony F. Earley, Jr.

/s/ Larry G. Garberding             Director                                          November 3, 1999
------------------------------
Larry G. Garberding

/s/ George C. McNamee               Chairman                                          November 3, 1999
------------------------------
George C. McNamee

/s/ Dr. Walter L. Robb              Director                                          November 3, 1999
------------------------------
Dr. Walter L. Robb

/s/ Robert L. Nardelli              Director                                          November 3, 1999
------------------------------
Robert L. Nardelli

/s/ General John M. Shalikashvili   Director                                          November 3, 1999
---------------------------------
General John M. Shalikashvili

                                 EXHIBIT INDEX

Exhibit No.          Description
----------           -----------
 * 4.1               Plug Power Inc. Amended and Restated Certificate of Incorporation.

 * 4.2               Plug Power Inc. Amended and Restated By-Laws.

 * 4.3               Plug Power Inc. Employee Stock Purchase Plan.

   5.1               Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

  23.1               Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)

  23.2               Consent of PricewaterhouseCoopers LLP.

  24.1               Powers of Attorney (included on signature pages to this Registration
                     Statement).

* Incorporated by reference to the relevant exhibit to the Plug Power Inc. Registration Statement on Form S-1 (SEC File No. 333-86089), as amended, as filed with the Securities and Exchange Commission.